Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Regal Entertainment Group, a Delaware corporation (the “Company”), each hereby certifies that, to his/her knowledge on the date hereof:

(a)                                  the Form 10-Q of the Company for the third quarter ended September 28, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael L. Campbell
Michael L. Campbell
Chief Executive Officer
November 7, 2006

/s/ Amy E. Miles
Amy E. Miles
Chief Financial Officer
November 7, 2006